UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2004

Escalon Medical Corp
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-20127	330272839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

575 East Swedesford Road, Suite 100, Wayne, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-688-6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2004, the shareholders of Escalon Medical Corp (the "Company") approved the Company's 2004 Equity Incentive Plan (2004 Plan)at the Company's 2004 annual meeting of shareholders. The 2004 Plan is integral to the Company’s compensation strategies and programs. The purpose of the 2004 Plan is to provide a means by which certain employees and directors of, and others providing services to or having a relationship with, the Company and its subsidiaries may be given an opportunity to acquire shares of the Company’s common stock. The Company intends that the 2004 Plan will promote the interests of the Company by encouraging stock ownership on the part of such individuals, by enabling the Company and its subsidiaries to secure and retain services of highly qualified persons and by providing such individuals with an additional incentive to advance the success of the Company and its subsidiaries.

The 2004 Plan will permit stock option grants, stock grants, restricted stock grants, restricted stock unit grants, stock appreciation rights grants ("SARs") and cash awards. Shareholder approval of the 2004 Plan will permit the performance-based awards discussed below to qualify for deductibility under Section 162(m) of the Internal Revenue Code (the "Code"). Awards and grants under the 2004 Plan are referred to as "Awards." Those eligible for Awards under the 2004 Plan are referred to as "Participants." Participants include employees, directors and consultants of the Company and its subsidiaries.

A summary of the principal features of the 2004 Plan is provided below, but is qualified in its entirety by reference to the full text of the 2004 Plan.

SHARES AVAILABLE FOR ISSUANCE

The aggregate number of shares of common stock that may be issued under the 2004 Plan will not exceed 550,000 shares (subject to the adjustment provisions discussed below). The 550,000 new shares represent approximately 9.3% of the currently outstanding shares of common stock.

ADMINISTRATION AND ELIGIBILITY

The 2004 Plan will be administered by a Committee of the Board (the "Committee") consisting of two or more directors, each of whom will satisfy the requirements established for administrators acting under plans intended to qualify for exemption under Rule 16b-3 under the Exchange Act, for outside directors acting under plans intended to qualify for exemption under Section 162(m) of the Code and with any applicable requirements established by Nasdaq. The Committee will approve the aggregate Awards and the individual Awards for Participants. The 2004 Plan provides for indemnification of Committee and Board Members with respect to the administration of the 2004 Plan. No Participant may receive in any calendar year Awards relating to more than 125,000 shares of the Company’s common stock.

AWARDS

STOCK OPTIONS

Grants of Stock Options

The Committee is authorized to grant stock options to Participants ("Optionees"), which may be either incentive stock options ("ISOs") or nonqualified stock options ("NSOs"). NSOs and ISOs are collectively referred to as "Stock Options." The exercise price of any ISO must be equal to or greater than 100% of the fair market value of the shares on the date of the grant. In the case of ISOs granted to an Optionee who owns more than 10% of the voting power of all classes of stock of the Company, the exercise price must not be less than 110% of the fair market value of the common stock on the date of grant. The exercise price of any NSO must be equal to or greater than 85% of the fair market value of the shares on the date of the grant. The aggregate fair market value of common stock with respect to which ISOs are first exercisable by any employee during any calendar year under all plans of the Company and its subsidiaries may not exceed $100,000. The term of a Stock Option cannot exceed ten years, and the term of an ISO granted to an Optionee who owns more than 10% of the voting power of all classes of stock of the Company cannot exceed five years. ISOs may not be granted more than ten years after the date that the 2004 Plan was adopted by the Board. The maximum number of shares that may be subject to ISO’s is 550,000 shares. For purposes of the 2004 Plan, fair market value shall be determined in such manner as the Committee may deem equitable, within the requirements of any applicable law or regulation. Generally, fair market value means the closing price on the last trading day preceding the day of the transaction, as reported on Nasdaq.

Exercisability and Termination

At the time of grant, the Committee in its sole discretion will determine when Stock Options are exercisable and when they expire. The Committee has the power to permit the exercise of unvested Stock Options, or portions thereof, for the purchase of shares of restricted stock subject to a repurchase right in favor of the Company and to accelerate previously established exercise terms, in each case upon such circumstances and subject to such terms and conditions as the Committee determines.

Payment of Stock Option Exercise Price

Payment for shares purchased upon exercise of a Stock Option must be made in full at the time of purchase. Payment may be made in cash, or, in the discretion of the Committee, by the transfer to the Company of shares owned by the Participant (held at least six months if the Company is accounting for Stock Options using APB Opinion 25 or purchased on the open market) having a fair market value on the date of transfer equal to the option exercise price or in such other manner as may be authorized by the Committee.

SARS

The Committee has the authority to grant SARs to Participants and to determine the number of shares subject to each SAR, the term of the SAR, the time or times at which the SAR may be exercised, and all other terms and conditions of the SAR. A SAR is a right, denominated in shares, to receive, upon exercise of the right, in whole or in part, without payment to the Company an amount, payable in shares, in cash or a combination thereof, that is equal to the excess of: (i) the fair market value of common stock on the date of exercise of the right over (ii) the fair market value of common stock on the date of grant of the right multiplied by the number of shares for which the right is exercised. The Committee also may, in its discretion, substitute SARs that can be settled only in common stock for outstanding Stock Options at any time when the Company is subject to fair value accounting. The terms and conditions of any substitute SAR shall be substantially the same as those applicable to the Stock Option that it replaces and the term of the substitute SAR may not exceed the term of the Stock Option that it replaces.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Restricted Stock consists of shares that transferred or sold by the Company to a Participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the Participant. Restricted Stock Units are the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which may include substantial risk of forfeiture and restrictions on their sale or other transfer by the Participant. The Committee determines the eligible Participants to whom, and the time or times at which, grants of Restricted Stock or Restricted Stock Units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with the Company, the passage of time or other restrictions or conditions.

PERFORMANCE GOALS

Awards under the 2004 Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code, including, but not limited to: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the common stock; return on net assets, equity, or shareholders’ equity; market share; or total return to shareholders ("Performance Criteria"). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may be adjusted to include or exclude special items as identified in the Company’s quarterly or annual earnings releases.

AMENDMENT OF THE 2004 PLAN

The Board or the Committee has the right and power to amend the 2004 Plan; provided, however, neither the Board nor the Committee may amend the 2004 Plan in a manner that would impair or adversely affect the rights of the holder of an Award without the holder’s consent. No material amendment of the Plan shall be made without shareholder approval.

TERMINATION OF THE 2004 PLAN

The Board may terminate the 2004 Plan at any time. Termination will not in any manner impair or adversely affect any Award outstanding at the time of termination.

COMMITTEE’S RIGHT TO MODIFY AWARDS

The Committee may grant Awards on terms and conditions different than those specified in the 2004 Plan to comply with the laws and regulations of any foreign jurisdiction, or to make the Awards more effective under such laws and regulations.

The Committee may permit or require a Participant to have amounts or shares of common stock that otherwise would be paid or delivered to the Participant as a result of the exercise or settlement of an award under the 2004 Plan credited to a deferred compensation or stock unit account established for the Participant by the Committee on the Company’s books of account. Neither the Board nor the Committee may cancel any outstanding Stock Option for the purpose of reissuing the option to the Participant at a lower exercise price, or to reduce the option price of an outstanding option.

ACCELERATION OF VESTING OR LAPSING OF RESTRICTIONS

The Committee will have the discretion at the time of grant of an Award or at any time, under such circumstances and upon such terms and conditions as shall be established by the Committee, to authorize the acceleration of the vesting or exercisability of an Award, or that all or part of the restrictions to which an Award is subject shall lapse, or that an Award shall be paid out or delivered on an accelerated basis.

ADJUSTMENTS

If there is any change in the common stock by reason of any stock split, stock dividend, spin-off, split-up, spin-out, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, the total number of shares available for Awards, the maximum number of shares that may be subject to an Award in any calendar year and the number of shares subject to outstanding Awards, and the price of each of the foregoing, as applicable, will be equitably adjusted by the Committee in its discretion. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee, in the exercise of its sole discretion, may take such action as it deems desirable, including, but not limited to: (i) causing a Stock Option to be assumed or an equivalent option to be substituted by the successor corporation or a parent or subsidiary of such successor corporation, (ii) providing that a Stock Option holder shall have the right to exercise the Stock Option as to all of the shares of common stock covered by the Stock Option, including shares as to which the Stock Option would not otherwise be exercisable, or (iii) declaring that a Stock Option shall terminate at a date fixed by the Committee provided that the Stock Option holder is given notice and opportunity to exercise the then exercisable portion of the Stock Option prior to such date.

SUBSTITUTION AND ASSUMPTION OF AWARDS

Without affecting the number of shares reserved or available under the 2004 Plan, either the Board or the Committee may authorize the issuance of Awards in connection with the assumption of, or substitution for, outstanding benefits previously granted to individuals who become employees of the Company or any subsidiary as the result of any merger, consolidation, acquisition of property or stock, or reorganization, upon such terms and conditions as it deems appropriate.

REUSAGE

If a Stock Option granted under the 2004 Plan expires or is terminated, surrendered or canceled without having been fully exercised or if Restricted Stock, Restricted Stock Units or SARs granted under the 2004 Plan are forfeited or terminated without the issuance of all of the shares subject thereto, the shares covered by such Awards will again be available for use under the 2004 Plan. Shares covered by an Award granted under the 2004 Plan would not be counted as used unless and until they are actually issued and delivered to a Participant. Any shares of common stock covered by a SAR shall be counted as used only to the extent shares are actually issued to the Participant upon exercise of the SAR. Shares covered by an Award granted under the 2004 Plan that is settled in cash will not be counted as used.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Escalon Medical Corp

December 7, 2004	By:	Richard J. DePiano

Name: Richard J. DePiano
Title: Chairman & CEO